Exhibit 99.1

October 23, 2019
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2019 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported third quarter 2019 net income attributable to Knight-Swift of $74.6 million and Adjusted Net Income Attributable to Knight-Swift of $82.8 million. We reported GAAP earnings per diluted share of $0.44 for the third quarter of 2019, compared to $0.60 for the third quarter of 2018. Our Adjusted EPS was $0.48 for the third quarter of 2019, compared to $0.65 for the third quarter of 2018.

Key Financial Highlights
We continue generating meaningful free cash flow, maintaining a healthy balance sheet, and focusing on the fundamentals of our business as we navigate through the softer freight environment that negatively impacted our consolidated results during the third quarter. An oversupply of truckload capacity in the freight market resulted in greater than expected pressure on our Trucking segment's revenue per loaded mile, excluding fuel surcharge and intersegment transactions, which decreased by 2.7% from the third quarter of 2018 to the third quarter of 2019. We also experienced increased competition in the intermodal market, which led to a 10.3% reduction in volume and 6.8% less revenue per load year-over-year. The reduced revenues from these factors, as well as the cost of exiting certain underperforming dedicated business, resulted in a 28.6% decrease in consolidated operating income, compared to the same quarter of last year.
We continue to expect a seasonal improvement in demand during the fourth quarter of 2019, however, less robust than originally anticipated. We believe the rationalization of capacity has accelerated and should lead to a more favorable freight environment in the second half of 2020. Overall, we remain committed to further improving long-term profitability as we continue to leverage opportunities across the Knight-Swift brands, efficiently deploy our assets, and advance our enterprise-wide efforts in safety and the driver experience, while maintaining a relentless focus on cost control.

	Quarter Ended September 30,
	2019	2018	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,200,522	$1,346,611	(10.8%)
Revenue, excluding trucking fuel surcharge ¹	$1,090,210	$1,212,020	(10.1%)
Operating income	$102,953	$144,280	(28.6%)
Adjusted Operating Income ²	$113,712	$156,543	(27.4%)
Net income attributable to Knight-Swift	$74,619	$105,881	(29.5%)
Adjusted Net Income Attributable to Knight-Swift ²	$82,802	$115,122	(28.1%)
Earnings per diluted share	$0.44	$0.60	(26.7%)
Adjusted EPS ²	$0.48	$0.65	(26.2%)

1	See Note 2 to the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

2	See GAAP to non-GAAP reconciliation in the schedules following this release.
Income Taxes — The effective tax rate was 24.6% for the third quarter of 2019 and the third quarter of 2018. We expect the full-year 2019 effective tax rate to be in the range of 25.0% to 26.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on September 3, 2019, which was paid on September 27, 2019.

Segment Financial Performance
Segment Recast — As previously disclosed, the Company reorganized its reportable segments during the first quarter of 2019. Accordingly, throughout this release, the prior period segment information has been recast to align with the current period presentation.
Trucking Segment

	Quarter Ended September 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$876,385	$936,301	(6.4%)
Operating income	$109,409	$140,592	(22.2%)
Adjusted Operating Income ¹	$109,758	$140,944	(22.1%)
Operating ratio	88.9%	86.9%	200	bps
Adjusted Operating Ratio ¹	87.5%	84.9%	260	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Trucking segment (which includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross border operations) maintained year-over-year and sequential stability in operational tractors within the fleet, with an average tractor count of 18,899 in the third quarter of 2019. Adjusted Operating Ratio increased to 87.5% in the third quarter of 2019 from 84.9% in the same quarter last year, resulting in a 22.1% decrease in Adjusted Operating Income. Knight's trucking operating segment and Swift's truckload operating segment represent a significant portion of our total Trucking segment's operations and generated Adjusted Operating Ratios of 83.7% and 87.0%, respectively. Our Trucking segment's average revenue per tractor decreased by 6.4% as a result of a 4.1% decrease in miles per tractor and a 2.7% decrease in revenue per loaded mile, excluding fuel surcharge and intersegment transactions year-over-year. During the quarter, we incurred incremental expenses associated with exiting several underperforming refrigerated and dry dedicated accounts. We expect less volatility in the dedicated operating segment in the coming quarters.
Logistics Segment

	Quarter Ended September 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$83,631	$111,397	(24.9%)
Operating income	$3,692	$10,151	(63.6%)
Operating ratio	95.7%	91.0%	470	bps
Adjusted Operating Ratio ¹	95.6%	90.9%	470	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) increased to 95.6% in the third quarter of 2019 from 90.9% in the third quarter of 2018, resulting in a 63.6% decrease in operating income. Brokerage gross margin decreased to 14.0% in the third quarter of 2019 from 17.1% in the third quarter of 2018. While we achieved a sequential increase in brokerage revenue, excluding intersegment transactions of 4.2%, the continued competitive market during the third quarter of 2019 resulted in a 25.0% decrease in brokerage revenue, excluding intersegment transactions, as compared to the third quarter of 2018. This was driven by a 17.4% decrease in brokerage load volumes and a 9.2% decrease in brokerage revenue per load. Competition progressed throughout the quarter, further pressuring revenue and margins. As we navigate through the competitive market, we continue to invest in people and technology that we believe will lead to improved operating efficiency.

2

Intermodal Segment

	Quarter Ended September 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$108,758	$130,166	(16.4%)
Operating (loss) income	$(2,652)	$9,688	(127.4%)
Operating ratio	102.4%	92.6%	980	bps
Adjusted Operating Ratio ¹	102.4%	92.6%	980	bps

1	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the third quarter of 2019, our Intermodal segment produced an Adjusted Operating Ratio of 102.4%, compared to 92.6% during the third quarter of 2018. Continued market pressures contributed to a 16.4% decrease in revenue, excluding intersegment transactions, as load counts decreased 10.3% and revenue per load decreased 6.8%. We are focused on increasing load volumes with a diversified customer base, while improving our cost structure through reduced rail and drayage expenses. We expect improved results in future quarters.
Non-reportable Segments

	Quarter Ended September 30,
	2019	2018 (recast)	Change
	(Dollars in thousands)
Total revenue	$30,597	$47,115	(35.1%)
Operating loss	$(7,496)	$(16,151)	(53.6%)

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the September 2017 merger between Knight Transportation, Inc. and Swift Transportation Company (the "2017 Merger"). The decrease in total revenue within our non-reportable segments is primarily attributed to a decrease in leasing and insurance activities with independent contractors. This was accompanied by a corresponding decrease in the operating expenses associated with these activities.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date September 30,
	2019	2018	Change
	(In thousands)
Net cash provided by operating activities	$612,412	$580,645	$31,767
Net cash used in investing activities	(468,420)	(467,495)	(925)
Net cash used in financing activities	(139,156)	(123,497)	(15,659)
Net increase (decrease) in cash, restricted cash, and equivalents ²	$4,836	$(10,347)	$15,183
Net capital expenditures	$(457,850)	$(352,142)	$(105,708)

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
"Net increase (decrease) in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.

Liquidity and Capitalization — As of September 30, 2019, we had a balance of $573.9 million of unrestricted cash and available liquidity and $5.6 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $861.8 million as of September 30, 2019. Free cash flow for the year-to-date period ended September 30, 2019 was $154.6 million (computed as net cash provided by operating activities, less net capital expenditures). We generated $612.4 million in operating cash flows, reduced our operating lease liabilities by $88.4 million3, repurchased $86.9 million worth of our common stock, and returned $31.2 million to our stockholders in the form of quarterly dividends during the year-to-date period ended September 30, 2019. We remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $8.6 million in the third quarter of 2019, compared to $11.0 million in the same quarter of 2018. Capital expenditures, net of disposal proceeds, were $237.9 million for the third quarter of 2019 and $457.9 million for the year-to-date period ended September 30, 2019. We reduced the average age of our tractor fleet to 2.0 years in the third quarter of 2019 from 2.4 years in the third quarter of 2018. We expect that net capital expenditures will be in the range of $550.0 – $575.0 million for full-year 2019, primarily representing replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. We plan to continue funding purchases primarily with cash and borrowing under our revolving credit facility, while comparatively relying less on leasing relative to historical periods prior to the 2017 Merger.
Guidance — As recently announced, our expected Adjusted EPS4 range is $0.62 to $0.65 for the fourth quarter of 2019 and $0.42 to $0.46 for the first quarter of 2020. Our expected Adjusted EPS ranges are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the third quarter 2019 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________

3
See Note 1 to the condensed consolidated balance sheets regarding the Company's adoption of the Financial Accounting Standards Board's new lease standard (Accounting Standards Codification ("ASC") Topic 842, Leases).

4
Our calculation of Adjusted EPS starts with US GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.05 for the fourth quarter of 2019 and the first quarter of 2020), noncash impairments (which are expected to be zero for the fourth quarter of 2019 and the first quarter of 2020), and certain other unusual noncash items (which are expected to be zero for the fourth quarter of 2019 and the first quarter of 2020).

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	expectations regarding future demand, truckload capacity, and the overall freight environment,

•	future effective tax rates,

•
future performance of our reportable segments, including level of volatility within our Trucking segment, operating efficiency within our Logistics segment, and cost structure and load volumes within our Intermodal segment,

•	future capital structure, capital allocation, and growth strategies and opportunities, and

•	future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2018 and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge ²	$1,090,210	$1,212,020	$3,309,920	$3,545,083
Trucking fuel surcharge ²	110,312	134,591	337,220	404,343
Total revenue	1,200,522	1,346,611	3,647,140	3,949,426
Operating expenses:
Salaries, wages, and benefits	375,491	381,174	1,119,700	1,114,252
Fuel	148,699	162,832	438,447	470,617
Operations and maintenance	85,108	87,362	247,311	260,660
Insurance and claims	46,792	52,701	145,724	164,975
Operating taxes and licenses	20,970	21,986	64,333	67,807
Communications	4,913	5,041	14,956	15,783
Depreciation and amortization of property and equipment	106,884	97,708	310,759	287,319
Amortization of intangibles	10,759	10,695	32,144	31,891
Rental expense	28,726	39,806	97,146	140,384
Purchased transportation	251,337	329,338	781,959	989,333
Impairments	—	—	2,182	—
Miscellaneous operating expenses	17,890	13,688	64,634	44,139
Total operating expenses	1,097,569	1,202,331	3,319,295	3,587,160
Operating income	102,953	144,280	327,845	362,266
Other (expenses) income:
Interest income	1,007	889	3,000	2,191
Interest expense	(7,790)	(7,528)	(22,294)	(21,424)
Other income, net	3,335	3,327	12,575	6,487
Other (expenses) income, net	(3,448)	(3,312)	(6,719)	(12,746)
Income before income taxes	99,505	140,968	321,126	349,520
Income tax expense	24,524	34,624	78,523	80,816
Net income	74,981	106,344	242,603	268,704
Net income attributable to noncontrolling interest	(362)	(463)	(841)	(1,136)
Net income attributable to Knight-Swift	$74,619	$105,881	$241,762	$267,568

Earnings per share:
Basic	$0.44	$0.60	$1.41	$1.50
Diluted	$0.44	$0.60	$1.40	$1.50

Dividends declared per share:	$0.06	$0.06	$0.18	$0.18

Weighted average shares outstanding:
Basic	170,504	176,849	171,841	177,816
Diluted	171,290	177,750	172,524	178,793

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2
Beginning in the second quarter of 2019, the Company presents fuel surcharge revenue generated within only its Trucking segment within "Trucking fuel surcharge" in the Condensed Consolidated Statements of Comprehensive Income. Fuel surcharge revenue generated within the remaining segments is included in "Revenue, excluding trucking fuel surcharge." Prior period amounts have been reclassified to align with the current period presentation.

6

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$93,996	$82,486
Cash and cash equivalents – restricted	40,831	46,888
Restricted investments, held-to-maturity, amortized cost	10,034	17,413
Trade receivables, net of allowance for doubtful accounts of $17,424 and $16,355, respectively ¹	513,906	601,228
Contract balance – revenue in transit ¹	17,332	15,602
Prepaid expenses	73,052	67,011
Assets held for sale	57,395	39,955
Income tax receivable	42,538	6,943
Other current assets	51,884	29,706
Total current assets	900,968	907,232
Property and equipment, net	2,846,929	2,612,837
Operating lease right-of-use assets ²	192,504	—
Goodwill	2,918,995	2,919,176
Intangible assets, net	1,391,157	1,420,919
Other long-term assets	71,672	51,721
Total assets	$8,322,225	$7,911,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$145,155	$117,883
Accrued payroll and purchased transportation	116,610	126,464
Accrued liabilities	162,913	151,500
Claims accruals – current portion	146,990	160,044
Finance lease liabilities and long-term debt – current portion ²	36,719	58,672
Operating lease liabilities – current portion ²	88,371	—
Total current liabilities	696,758	614,563
Revolving line of credit	290,000	195,000
Long-term debt – less current portion	364,766	364,590
Finance lease liabilities – less current portion ²	59,048	71,248
Operating lease liabilities – less current portion ²	111,568	—
Accounts receivable securitization	204,723	239,606
Claims accruals – less current portion	199,745	201,327
Deferred tax liabilities	774,683	739,538
Other long-term liabilities	15,641	23,294
Total liabilities	2,716,932	2,449,166
Stockholders’ equity:
Common stock	1,705	1,728
Additional paid-in capital	4,263,039	4,242,369
Retained earnings	1,338,374	1,216,852
Total Knight-Swift stockholders' equity	5,603,118	5,460,949
Noncontrolling interest	2,175	1,770
Total stockholders’ equity	5,605,293	5,462,719
Total liabilities and stockholders’ equity	$8,322,225	$7,911,885

1
Beginning in the second quarter of 2019, the Company presents "Contract balance – revenue in transit" as a separate line item on the Condensed Consolidated Balance Sheets. Prior period amounts have been reclassified out of "Trade receivables" to align with the current period presentation.

2
During the first quarter of 2019, the Company adopted Accounting Standards Codification Topic 842, Leases, which was established by the Financial Accounting Standards Board in February 2016 through Accounting Standards Update 2016-02, as subsequently amended. The new standard requires lessees to recognize right-of-use assets and corresponding lease liabilities arising from operating leases on the balance sheet. Further, right-of-use assets are adjusted for differences in fair value identified from business combinations. Capital leases will continue to be recognized on the balance sheet, but are now referred to as "finance" leases, as required by the new standard.

7

Segment Operating Statistics (Unaudited) [1]

	Quarter-to-Date September 30,				Year-to-Date September 30,
	2019	2018 (recast)	Change		2019	2018 (recast)	Change
Trucking
Average revenue per tractor ²	$46,372	$49,524	(6.4%)		$139,536	$144,590	(3.5%)
Non-paid empty miles percentage	12.8%	13.1%	(30	bps)	12.9%	12.6%	30	bps
Average length of haul (miles)	431	419	2.9%		429	419	2.4%
Miles per tractor	23,397	24,402	(4.1%)		69,578	74,363	(6.4%)
Average tractors	18,899	18,906	—%		18,939	19,266	(1.7%)
Average trailers	57,889	60,215	(3.9%)		58,394	62,661	(6.8%)

Logistics
Revenue per load – Brokerage only ³	$1,368	$1,506	(9.2%)		$1,423	$1,583	(10.1%)
Gross margin – Brokerage only	14.0%	17.1%	(310	bps)	16.0%	14.6%	140	bps

Intermodal
Average revenue per load ³	$2,393	$2,568	(6.8%)		$2,429	$2,354	3.2%
Load count	45,445	50,678	(10.3%)		140,844	152,990	(7.9%)
Average tractors	625	645	(3.1%)		656	615	6.7%
Average containers	9,861	9,366	5.3%		9,863	9,203	7.2%

1
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

2	Computed with revenue, excluding fuel surcharge and intersegment transactions

3	Computed with revenue, excluding intersegment transactions

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,200,522	$1,346,611	$3,647,140	$3,949,426
Total operating expenses	(1,097,569)	(1,202,331)	(3,319,295)	(3,587,160)
Operating income	$102,953	$144,280	$327,845	$362,266
Operating ratio	91.4%	89.3%	91.0%	90.8%

Non-GAAP Presentation
Total revenue	$1,200,522	$1,346,611	$3,647,140	$3,949,426
Trucking fuel surcharge	(110,312)	(134,591)	(337,220)	(404,343)
Revenue, excluding trucking fuel surcharge	1,090,210	1,212,020	3,309,920	3,545,083

Total operating expenses	1,097,569	1,202,331	3,319,295	3,587,160
Adjusted for:
Trucking fuel surcharge	(110,312)	(134,591)	(337,220)	(404,343)
Amortization of intangibles ³	(10,759)	(10,695)	(32,144)	(31,891)
Impairments [4]	—	—	(2,182)	—
Legal accruals [5]	—	—	(15,500)	—
Severance expense [6]	—	(1,568)	—	(1,568)
Adjusted Operating Expenses	976,498	1,055,477	2,932,249	3,149,358
Adjusted Operating Income	$113,712	$156,543	$377,671	$395,725
Adjusted Operating Ratio	89.6%	87.1%	88.6%	88.8%

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1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and other acquisitions.

4	"Impairments" reflects the non-cash impairment of leasehold improvements incurred during the early termination of a lease related to one of our operating properties.

5
"Legal accruals" reflects anticipated costs associated with a jury verdict issued in July 2019 related to an ongoing lawsuit, which is included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income for the year-to-date period ended September 30, 2019.  The Company is reviewing all options including post-trial motions seeking to overturn the jury verdict and if necessary, an appeal.

6	Severance expenses were incurred during the third quarter of 2018 in relation to certain organizational changes at Swift.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$74,619	$105,881	$241,762	$267,568
Adjusted for:
Income tax expense attributable to Knight-Swift	24,524	34,624	78,523	80,816
Income before income taxes attributable to Knight-Swift	99,143	140,505	320,285	348,384
Amortization of intangibles ³	10,759	10,695	32,144	31,891
Impairments [4]	—	—	2,182	—
Legal accruals [5]	—	—	15,500	—
Severance expense [6]	—	1,568	—	1,568
Adjusted income before income taxes	109,902	152,768	370,111	381,843
Provision for income tax expense at effective rate	(27,100)	(37,646)	(90,501)	(88,578)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$82,802	$115,122	$279,610	$293,265

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2019	2018	2019	2018
GAAP: Earnings per diluted share	$0.44	$0.60	$1.40	$1.50
Adjusted for:
Income tax expense attributable to Knight-Swift	0.14	0.19	0.46	0.45
Income before income taxes attributable to Knight-Swift	0.58	0.79	1.86	1.95
Amortization of intangibles ³	0.06	0.06	0.19	0.18
Impairments [4]	—	—	0.01	—
Legal accruals [5]	—	—	0.09	—
Severance expense [6]	—	0.01	—	0.01
Adjusted income before income taxes	0.64	0.86	2.15	2.14
Provision for income tax expense at effective rate	(0.16)	(0.21)	(0.52)	(0.50)
Non-GAAP: Adjusted EPS	$0.48	$0.65	$1.62	$1.64

1
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.

4	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

5	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

6	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio ¹ ²

	Quarter-to-Date September 30,		Year-to-Date September 30,
Trucking Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$986,768	$1,070,978	$2,980,040	$3,190,174
Total operating expenses	(877,359)	(930,386)	(2,629,684)	(2,822,674)
Operating income	$109,409	$140,592	$350,356	$367,500
Operating ratio	88.9%	86.9%	88.2%	88.5%
Non-GAAP Presentation
Total revenue	$986,768	$1,070,978	$2,980,040	$3,190,174
Fuel surcharge	(110,312)	(134,591)	(337,220)	(404,343)
Intersegment transactions	(71)	(86)	(157)	(159)
Revenue, excluding fuel surcharge and intersegment transactions	876,385	936,301	2,642,663	2,785,672

Total operating expenses	877,359	930,386	2,629,684	2,822,674
Adjusted for:
Fuel surcharge	(110,312)	(134,591)	(337,220)	(404,343)
Intersegment transactions	(71)	(86)	(157)	(159)
Amortization of intangibles ³	(349)	(352)	(1,047)	(860)
Impairments [4]	—	—	(2,182)	—
Adjusted Operating Expenses	766,627	795,357	2,289,078	2,417,312
Adjusted Operating Income	$109,758	$140,944	$353,585	$368,360
Adjusted Operating Ratio	87.5%	84.9%	86.6%	86.8%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

3	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the Abilene Acquisition and historical Knight acquisitions.

4	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued ¹ ²

	Quarter-to-Date September 30,		Year-to-Date September 30,
Logistics Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$86,213	$113,387	$258,094	$301,764
Total operating expenses	(82,521)	(103,236)	(242,098)	(283,039)
Operating income	$3,692	$10,151	$15,996	$18,725
Operating ratio	95.7%	91.0%	93.8%	93.8%
Non-GAAP Presentation
Total revenue	$86,213	$113,387	$258,094	$301,764
Intersegment transactions	(2,582)	(1,990)	(6,968)	(7,915)
Revenue, excluding intersegment transactions	83,631	111,397	251,126	293,849

Total operating expenses	82,521	103,236	242,098	283,039
Adjusted for:
Intersegment transactions	(2,582)	(1,990)	(6,968)	(7,915)
Adjusted Operating Expenses	79,939	101,246	235,130	275,124
Adjusted Operating Income	$3,692	$10,151	$15,996	$18,725
Adjusted Operating Ratio	95.6%	90.9%	93.6%	93.6%

	Quarter-to-Date September 30,		Year-to-Date September 30,
Intermodal Segment	2019	2018 (recast)	2019	2018 (recast)
GAAP Presentation	(Dollars in thousands)
Total revenue	$108,937	$130,369	$343,499	$360,683
Total operating expenses	(111,589)	(120,681)	(339,598)	(342,567)
Operating (loss) income	$(2,652)	$9,688	$3,901	$18,116
Operating ratio	102.4%	92.6%	98.9%	95.0%
Non-GAAP Presentation
Total revenue	$108,937	$130,369	$343,499	$360,683
Intersegment transactions	(179)	(203)	(1,337)	(557)
Revenue, excluding intersegment transactions	108,758	130,166	342,162	360,126

Total operating expenses	111,589	120,681	339,598	342,567
Adjusted for:
Intersegment transactions	(179)	(203)	(1,337)	(557)
Adjusted Operating Expenses	111,410	120,478	338,261	342,010
Adjusted Operating (Loss) Income	$(2,652)	$9,688	$3,901	$18,116
Adjusted Operating Ratio	102.4%	92.6%	98.9%	95.0%

1	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

2	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.

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